Exhibit 5.1
Hogan & Hartson
l.l.p.

ONE TABOR CENTER
SUITE 1500
1200 SEVENTEENTH STREET
DENVER, CO 80202
TEL (303) 899-7300
FAX (303) 899-7333
WWW.HHLAW.COM
July 13, 2006
Board of Directors
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We are acting as counsel to Canyon Resources Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission, of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable under the terms of the Canyon Resources Corporation 2006 Omnibus Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
     1. An executed copy of the Registration Statement.
     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     3. The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of the State of Delaware on June 28, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
     4. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
WASHINGTON,   DC  NEW YORK  BALTIMORE  NORTHERN VIRGINIA  MIAMI LOS ANGELES  DENVER  BOULDER  COLORADO SPRINGS
BERLIN  MUNICH  BRUSSELS  CARACAS  LONDON  PARIS GENEVA  BUDAPEST  WARSAW  MOSCOW  BEIJING  HONG KONG  SHANGHAI  TOKYO

Hogan & Hartson l.l.p.
Board of Directors
Canyon Resources Corporation
July 13, 2006

     5. Resolutions of the Board of Directors of the Company adopted (i) at a meeting held on March 2, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the Plan and the issuance and sale of the Shares and arrangements in connection therewith; and (ii) by unanimous written consent as of May 12, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the listing on the American Stock Exchange and the registration of the Shares and arrangements in connection therewith.
     6. Minutes of the Annual Meeting of Stockholders of the Company held on June 6, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the approval of the Plan.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.